EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT made as of the 1st day of January, 1996, by and between BIG SMITH BRANDS, INC., a Delaware corporation (the "Company"), and S. PETER LEBOWITZ (the "Executive").


                              W I T N E S S E T H :


                  WHEREAS, the Executive is expected to continue to make contributions to the financial strength of the Company;

                  WHEREAS,   the  Company   desires  to  assure  itself  of  the
continuity of management and desires to establish certain compensation rights of the Executive; and

                  WHEREAS, the Company desires to continue to employ the Executive and the Executive desires to continue such employment on the terms and conditions hereinafter set forth.


                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:


                  1. Employment; Term. The Company hereby employs the Executive as Chairman of the Board of Directors, Chief Executive Officer and President of the Company and the Executive agrees to serve the Company in such capacities for the period commencing on the date hereof and ending on December 31, 1998 (the "Initial Term").

                  2. Termination. Subject to the terms and conditions set forth herein, the Executive's employment may be terminated by either party hereto upon thirty (30) days' written notice to the other party hereto. The Company shall only be entitled to terminate the Executive's employment for cause. The term "cause" shall mean: (i) the Executive's willful failure or refusal to perform specific reasonable written directives of the Board of Directors of the Company (the "Board"), which directives are consistent with the scope and nature of the Executive's duties and responsibilities under this Employment Agreement, and which are not remedied by the Executive within thirty (30) days after being notified, in writing, of his failure by the Board; (ii) the Executive's conviction of a felony; (iii) any act of dishonesty involving the Company which results in an unjust gain or enrichment to the Executive at the expense of the Company; or (iv) any act involving moral turpitude of the Executive which adversely affects the business of the Company.


                  3. Duties. The Executive shall be responsible for the supervision, control and conduct of all the business and affairs of the Company and shall have such additional duties and any additional responsibilities as are normally assigned to a Chief Executive Officer, Chairman of the Board and President or which may from time to time be reasonably designated by the Board; provided, that in no event shall the scope of his duties and the extent of his responsibilities be substantially different from the duties and responsibilities usually associated with those positions in a corporation similar in size and function to the Company. At all times, the Executive shall be subject to the direction of the Board. During the period the Executive is employed by the Company, the Executive shall devote his full business time and best efforts to the business and affairs of the Company.


                  4. Compensation. The Company shall pay the Executive a salary at the rate of three hundred thousand dollars ($300,000.00) per annum during the first year of the Initial Term. For the remainder of the Initial Term, the Company shall pay the Executive a salary at a rate equal to the sum of $300,000 plus the Executive's First Year Achievement Bonus (as hereinafter defined) per annum. Such compensation shall be payable in accordance with the usual payroll practices of the Company, as compensation to the Executive for the services rendered by the Executive hereunder, including, but not limited to, all services rendered by the Executive as an officer or director of the Company and its subsidiaries. In addition, the Executive shall be entitled to a bonus in respect of the first year of the Initial Term equal to the product obtained by multiplying (x) $200,000 by (y) the quotient obtained by dividing (i) the Company's pre-tax earnings for its fiscal year ended December 31, 1996, by (ii) $712,575. During the remainder of the Initial Term, the Executive shall be entitled to a bonus at the discretion of the Board.

                  5.       Benefits.

                           (a)      The   Company   agrees  to   reimburse   the
Executive for all reasonable and necessary travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Employment Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of vouchers, in accordance with the Company's standard procedures. All such reimbursements shall be subject to such reasonable limitations as may from time to time be prescribed by the Board.

                           (b)      The Executive shall be entitled to partici-
pate in any and all life insurance, medical insurance, group health, disability insurance, and other benefit plans which are made generally available by the Company to executives of the Company, including, but not limited to, any stock option plan established by the Company (to the extent that the Executive qualifies under the eligibility provisions of such plan or plans). Additionally, the Executive shall be entitled to receive annual paid vacation and paid holidays made available pursuant to Company policy to all of the senior executives of the Company.

                           (c)      In the event of the death or  disability  of
the Executive, the Executive's employment hereunder shall terminate and in addition to any amounts payable at such time in accordance with the terms of Paragraph 4 hereof (appropriately pro-rated), the Company shall, for the remainder of the Initial Term, pay to the Executive or the Executive's personal repre-sentative, as the case may be, the Executive's salary at the date of such death or disability. For the purposes hereof, the term "disability" shall mean the absence of the Executive, due to physical or mental illness, on a full-time basis for one hundred twenty (120) consecutive business days or for shorter periods which aggregate more than four (4) months during any consecutive twelve
(12) month period.


                  6.       Severance.
                           (a)      Upon termination of the Executive's employ-
ment (i) by the Company without "cause", (ii) by the Company at any time following a "change in control" (as defined herein), or (iii) by the Executive during the twelve (12) months following a "change in control" (as hereinafter defined), the Company shall be obligated to provide to the Executive (or his estate if the Executive shall have died after termination) salary, bonus and benefits in the amount and kind then in effect (and in the case of bonus, paid during the most recently completed fiscal year) pursuant to Paragraphs 4 and 5(b) hereof, for three years following his discharge. Payment of such salary and bonus to the Executive (or his estate) shall be made in a lump sum no later than thirty (30) days after the date of such Termination; provided, however, that the aggregate amount of such payments and benefits shall be reduced to the extent necessary to avoid the treatment of such payments as "parachute payments" (i) not deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) subject to the excise tax under Section 4999 of the Code.

                           (b)      The Company acknowledges and agrees that the
Executive shall be entitled to receive all of the payments provided for herein regardless of any income which the Executive may receive from other sources after the termination of his employment with the Company.

                           (c)      Nothing  in this  Paragraph  6 shall  confer
upon the Executive the right to continue in the employ of the Company or any of its subsidiaries or, subject to the terms hereof, shall affect any right which the Company may have to terminate the employment of the Executive. No benefit provided herein is intended or shall be deemed to be granted to the Executive in lieu of any benefits, rights or privileges to which the Executive may be entitled while he is an employee of the Company under any retirement, pension, insurance, hospitalization, stock option, stock purchase, incentive compensation or other plan of the Company which may now be in effect or which may hereafter be adopted, it being understood that the Executive shall have the same rights and privileges to participate in such plans as any other executive employee of the Company.

                           (d)      In the event the Executive commences litiga-
tion to enforce his rights under this Paragraph 6 and prevails in such litigation, the Executive shall be entitled to recover his costs and expenses, including reasonable attorneys' fees.

                           (e)      For purposes of this  Agreement,  "change in
control" shall mean the acquisition, directly or indirectly, by any "person" or "group" of "persons" (as these terms are used in

Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) of beneficial ownership of securities of the Company or of securities of the Company's ultimate parent corporation, if any, representing 30% or more of the combined voting power of the then outstanding securities of such corporation.


                           7.       Notices.   All  notices   relating  to  this
Employment Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or sent in the United States by registered or certified mail, return receipt requested, in a postpaid envelope, addressed to the other party at the address set forth below, or to such changed address as the other party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:


      To the Company:                    Big Smith Brands, Inc.
                                         7100 West Camino Real
                                         Boca Raton, FL  33433

      To the Executive:                  S. Peter Lebowitz
                                         7178 Promenade Drive, Apt. B602
                                         Boca Raton, Florida  33433

      With a Copy to:                    Kramer, Levin, Naftalis, Nessen,
                                           Kamin & Frankel
                                         919 Third Avenue
                                         New York, New York  10022
                                         Attn:  Shari K. Krouner


                  8.                Assignability,  Binding Effect and Survival.
This Employment Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and shall inure to the benefit of and be binding upon the Executive, his heirs, executors, administrators and legal representatives; provided, that the obligations of the Executive hereunder may not be delegated.


                  9.                Complete Understanding;  Amendment;  Waiver.
This Employment Agreement constitutes the complete understanding between the parties with respect to the employment of the Execu- tive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Employment Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.


                  10. Severability. If any provision of this Employment Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Employment Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.


                  11. Governing Law. This Employment Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without regard to conflict of laws provi- sions.


                  12. Indemnification. The Company shall indemnify the Executive against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred, in any action or proceeding to which the Executive is made a party by reason of the fact that he is or was an officer or director of the Company, to the fullest extent permitted by law, the By-laws of the Company and the Certificate of Incorporation of the Company, as amended or restated.


                  13. Counterparts. This Employment Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto.


                  14. Titles and Captions. All paragraph, article or section titles or captions in this Employment Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Employment Agreement as of the date first above written.


                                            BIG SMITH BRANDS, INC.



                                            By:/s/ Terry L. Dober
                                            ---------------------
                                               Name: Terry L. Dober
                                               Title: Vice President



                                               /s/ S. Peter Lebowitz
                                               ---------------------
                                                      S. Peter Lebowitz